UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2014

BRISSET BEER INTERNATIONAL, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54452 (Commission File Number)	80-0778461 (I.R.S. Employer Identification No.)

370 Guy, Suite G9, Montreal, Quebec H3J 1S6
 (Address of Principal Executive Offices, Zip Code)

702-938-0491
(Registrant's telephone number, including area code)

__________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2014, Brisset Beer International, Inc., a Nevada corporation, (the “Registrant”) entered into a service agreement with Stéphane Pilon, its principal executive officer.  Under the agreement the Registrant paid Mr. Pilon CDN $11,000 upon signing and will pay Mr. Pilon CDN $3,000 on a monthly basis.

The service agreement is for an indefinite term and can be terminated by either party with 30 days written notice.  The service agreement does not provide for severance of any kind nor does the agreement prohibit the service provider from working for other businesses.

For all the terms of the Agreement, reference is hereby made to such Service Agreement annexed hereto as Exhibit 10.18. All statements made herein concerning such document are qualified by references to said exhibit.

Section 9 –Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.                      Description

10.8                  Service Agreement dated December 1, 2014 between Stéphane Pilon and Brisset Beer International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISSET BEER INTERNATIONAL, INC.

By: /s/ Stephane Pilon
Name: Stephane Pilon
Title: President

Date:  December  3, 2014